LEASE AMENDMENT NUMBER TWO

         This LEASE AMENDMENT NUMBER TWO, dated March 14, 1997, by and between HIGHWOODS/FORSYTH LIMITED PARTNERSHIP, a North Carolina Limited Partnership, with its principal office at 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604, hereinafter called the LANDLORD and INTERCARDIA, INC., a Delaware Corporation, with its principal office at 3200 Chapel Hill/Nelson Boulevard, Research Triangle Park, North Carolina 27709, hereinafter called the TENANT.

                              W I T N E S S E T H :

         WHEREAS, Tenant and Landlord did make and execute a Lease Agreement dated April 24, 1995 and Lease Amendment Number One dated March 13, 1996 (collectively, the "Lease"), for space designated as Suite 300, Cape Fear Building, comprising approximately 7,024 rentable square feet, located at the following address:

          3200 Chapel Hill/Nelson Boulevard, Suite 300, Research Triangle Park, County of Durham, State of North Carolina; and

          WHEREAS, the parties hereto desire to alter and modify said Lease in the manner hereinafter set forth,

         NOW THEREFORE, in consideration of the mutual and reciprocal promises herein contained, Tenant and Landlord hereby agree that said Lease hereinafter described be, and the same is hereby modified in the following particulars, effective the later of May 1, 1997 or the date that the Tenant Improvements referenced in Paragraph 4 below are completed and the Expansion Premises are approved for occupancy by the appropriate governmental agency:

1. Under Paragraph 1 ("PREMISES"), amend the rentable square feet from 7,024 to 10,734 and usable area from 6,180 to 9,444 to reflect Tenant's expansion into approximately 3,710 rentable (3,264 usable) square feet (the "Expansion Premises") as shown on Exhibit A attached hereto and made a part hereof.

2. Under Paragraph 4 ("BASE RENT"), amend the Minimum Base Rent for the Term from $614,801.08 to $877,943.08.

3. Under Paragraph 26, Item 1 ("RENT SCHEDULE"), amend the rent schedule to the following, effective May 1, 1997:

            TERM                              MONTHLY RENT          # OF MONTHS                          ANNUAL RENT
            ----                              ------------          -----------                          -----------
     05/01/97-04/30/98                          $14,562.46              12                               $174,749.52
     05/01/98-04/30/99                           14,991.82              12                                179,901.84
     05/01/99-04/30/00                           15,430.12              12                                185,161.44
     05/01/00-04/30/01                           15,886.32              12                                190,635.84
                                           Previous Rent Paid from June 1, 1995 through April 30, 1997    147,494.44
                                                                            Adjusted Minimum Base Rent   $877,943.08

         The above schedule does not include operating expense pass through adjustments to be computed annually in accordance with Lease Addendum Number One ("OPERATING EXPENSES ADJUSTMENT") to the Lease.

4. TENANT IMPROVEMENTS. Landlord shall provide an allowance (the "Tenant Improvement Allowance") of $48,568.90 to construct/renovate the Expansion Premises in accordance with those plans and specifications dated February 14, 1997 by HagerSmith Design, PA, which shall be deemed incorporated herein by this reference, to be used by July 31, 1997. Once final architectural and engineering construction drawings have been prepared by Landlord's architect, competitive bids shall be obtained from reputable general contractors who are approved by Tenant, Landlord and Landlord's managing agent. Tenant shall have the opportunity to review all bids;

however, final selection of a contractor shall be made by Landlord. The Tenant Improvement Allowance shall be used to pay for all costs of construction which shall include, but not be limited to, architectural and engineering fees, signage and keying. In addition to the Tenant Improvement Allowance provided by Landlord, Tenant agrees to pay to Landlord $13,056.00 towards the construction/renovation of the Expansion Premises, plus the cost of any increase in costs attributable to change orders requested by Tenant, within ten (10) days after receipt of Landlord's invoice for such costs.



         Tenant acknowledges that Landlord has complied with all of its obligations under said Lease to date, and, to the extent not expressly modified hereby, all of the terms and conditions of said Lease shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, Tenant and Landlord have caused this instrument to be executed as of the date first above written, by their respective officers or parties thereunto duly authorized.

Tenant: INTERCARDIA, INC.

By:  /s/ Clayton I. Duncan

Title:  President & CEO

Date:   March 14, 1997

Attest:   /s/ R.W. REICHOW
                           _______ Secretary
Affix Corporate Seal:








Landlord: HIGHWOODS/FORSYTH LIMITED PARTNERSHIP
By: Highwoods Properties, Inc., its general partner

By:

Title:                     Senior Vice President

Date:    04.06.97

Attest:
                           Assistant Secretary
Affix Corporate Seal:

(Highwoods Properties Inc. Maryland Corporate Seal appears here)